NUMBER	SHARES

ELITE PHARMACEUTICALS, INC.

incorporated under the laws of the state of nevada

SERIES I CONVERTIBLE PREFERRED STOCK

THIS CERTIFIES THAT                                                              is the record holder of                                 FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES I CONVERTIBLE PREFERRED STOCK, $0.01 PAR VALUE, OF ELITE PHARMACEUTICALS, INC. (the “Corporation”), transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation (the “Certificate of Incorporation”), the Certificate of Designations of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (the “Certificate of Designations”) and the By-Laws of the Corporation, as now or hereafter amended, to all of which the holder of this certificate, by acceptance hereof, assents. The SECURITIES EVIDENCED by this certificate have not been registered under the Securities Act of 1933 (the "Act") and cannot be sold or offered for sale or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption therefrom, the availability of which is to be established to the reasonable satisfaction of the Corporation. The shares represented by this certificate are convertible into shares of Common Stock of the Corporation in the manner as set forth in the Certificate of Designations. The powers, preferences, rights, limitations and restrictions of the Series I Convertible Preferred Stock are set forth in the Certificate of Designation which has been filed with the Secretary of State of the State of Nevada, a copy of which is on file at the office of the Corporation. The Corporation shall furnish without charge to the record holder of this certificate upon written request by such holder, copies of the Certificate of Designations, the Certificate of Incorporation and the By-Laws, as well as the document or documents setting forth the powers, preferences and rights of each of the other classes of the Corporation's stock or series thereof and the qualifications, limitations or restrictions of such preferences or such rights. This certificate is not valid unless signed by its respective officers as set forth below.

Dated:

Secretary	[CORPORATE SEAL]	Chief Operating Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	as tenants by the entireties		(Cust)		(Minor)
JT TEN	as joint tenants with right		under Uniform Gifts to Minor Act _________
	of survivorship and not as				(State)
tenants in common

Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                                                   hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER          OF ASSIGNEE

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(Please print or typewrite name and address including postal zip code of assignee)

                                 Shares of the Series I Convertible Preferred Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                        Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNAUTRE(S) AS GUARANTEED BY AN ELIGIBLE GUARANTOR

INSTITUION (BANKS, SOTCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS

AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.